Exhibit 99.2

News Release
PS Business Parks, Inc. 701 Western Avenue
Glendale, CA 91201-2349 psbusinessparks.com

Affiliates of Blackstone Real Estate to Acquire PS Business Parks, Inc. for $7.6 Billion

GLENDALE, Calif. and NEW YORK, April 25, 2022 – PS Business Parks, Inc. (NYSE:PSB) (“PSB” or the “Company”) and Blackstone (NYSE:BX) today announced that they have entered into a definitive agreement under which affiliates of Blackstone Real Estate (“Blackstone”) will acquire all outstanding shares of common stock of PSB for $187.50 per share in an all-cash transaction valued at approximately $7.6 billion, including transaction expenses. The purchase price represents a premium of approximately 15% to the volume weighted average share price over the last 60 days.

Under the terms of the agreement, which has been unanimously approved by PSB’s Board of Directors, Blackstone will acquire PSB’s 27 million square foot portfolio of industrial, business park, traditional office, and multifamily properties located primarily in California, Miami, Texas and Northern Virginia.

“I am extremely proud of everything we have accomplished at PS Business Parks. This transaction is an exceptional outcome for our stockholders and a testament to the incredible company and portfolio of high-quality assets our team has built, acquired and enhanced over the years,” said Stephen W. Wilson, President and Chief Executive Officer of PSB.

David Levine, Co-Head of Americas Acquisitions for Blackstone Real Estate, added, “We are excited to add PS Business Parks’ business park, office and industrial assets to our portfolio and look forward to leveraging our expertise to provide the best possible service and experience for PSB’s customers.”

Transaction Details

The transaction is expected to close in the third quarter of 2022, subject to approval by PSB’s stockholders and other customary closing conditions. The merger agreement includes a “go-shop” period that will expire 30 days from today on May 25, 2022, which permits PSB and its representatives to actively solicit and consider alternative acquisition proposals to acquire PSB. PSB has the right to terminate the definitive merger agreement with Blackstone to enter into a superior proposal, subject to the payment of a termination fee and certain other terms and conditions of the definitive merger agreement. There can be no assurance that this process will result in a superior proposal, and PSB does not intend to disclose developments with respect to the go-shop process unless and until it determines such disclosure is appropriate or is otherwise required.

PSB’s three outstanding series of preferred stock, and associated depositary shares, will remain outstanding in accordance with their terms following the closing. We currently intend to continue to have the depositary shares representing our preferred stock listed on the NYSE with public reporting so long as there is at least $75 million aggregate liquidation value of preferred stock outstanding.

Public Storage (NYSE:PSA), which holds approximately 25.9% of the outstanding shares of PSB common stock, has agreed to vote its shares in favor of the transaction, subject to the terms of a support agreement between Public Storage, the Company and an affiliate of Blackstone, which support agreement will terminate automatically upon the termination of the merger agreement, including in connection with a termination of the merger agreement by PSB to enter into a superior proposal. The transaction will also include the acquisition of Public Storage’s limited partner equity interests in PSB’s operating partnership at the same per unit price of $187.50.

From the date of the merger agreement through the closing of the transaction, PSB may declare and pay regular, quarterly cash distributions to holders of its common stock and to holders of its operating partnership’s units, in an amount of up to $1.05 per share or unit, including a pro rata distribution in respect of any stub period. Additionally, PSB is permitted to declare and pay regular quarterly dividends on its shares of preferred stock.

As a result of today’s announcement, PSB does not expect to host a conference call and webcast to discuss its financial results for the quarter ended March 31, 2022, which had previously been scheduled for May 3, 2022.

Advisors

Simpson Thacher & Bartlett LLP is serving as Blackstone’s legal counsel. J.P. Morgan Securities LLC is acting as lead financial advisor to PSB and provided a fairness opinion to the PSB board of directors in connection with the transaction. Eastdil Secured is acting as real estate advisor to PSB and is also acting as a co-financial advisor to PSB. Wachtell, Lipton, Rosen & Katz is serving as PSB’s legal advisor.

Blackstone Real Estate

Blackstone is a global leader in real estate investing. Blackstone’s real estate business was founded in 1991 and has US $298 billion of investor capital under management. Blackstone is the largest owner of commercial real estate globally, owning and operating assets across every major geography and sector, including logistics, residential, office, hospitality and retail. Our opportunistic funds seek to acquire undermanaged, well-located assets across the world. Blackstone’s Core+ business invests in substantially stabilized real estate assets globally, through both institutional strategies and strategies tailored for income-focused individual investors including Blackstone Real Estate Income Trust, Inc. (BREIT), a U.S. non-listed REIT, and Blackstone’s European yield-oriented strategy. Blackstone Real Estate also operates one of the leading global real estate debt businesses, providing comprehensive financing solutions across the capital structure and risk spectrum, including management of Blackstone Mortgage Trust (NYSE: BXMT).

About PS Business Parks

PS Business Parks, Inc., an S&P MidCap 400 company, is a REIT that acquires, develops, owns, and operates commercial properties, predominantly multi-tenant industrial, industrial-flex, and low-rise suburban office space. Located primarily in major coastal markets, PS Business Parks’ 96 properties serve approximately 4,900 tenants in 27 million square feet of space as of March 30, 2022. The portfolio also includes 800 residential units (inclusive of units in-process). Additional information about PS Business Parks, Inc. is available on the Company’s website, which can be found at psbusinessparks.com.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”). This press release is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transactions. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, http://www.sec.gov. In addition, the documents (when available) may be obtained free of charge by accessing the Investor Relations section of the Company’s website at https://ir.psbusinessparks.com or by contacting the Company’s Investor Relations by email at info@psbusinessparks.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Company common stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2022 annual meeting of stockholders, which was filed with the SEC on March 25, 2022, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on February 22, 2022 and in other documents filed by the Company with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available. Investors should read the Proxy Statement carefully when it becomes available before making any voting or investment decisions.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “may,” “will,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon present expectations, estimates and projections and beliefs of and assumptions, involve uncertainty that could cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements and are not guaranteed to occur. There are a number of important factors that could have a material adverse effect on our operations, future prospects and the proposed transaction, including but not limited to: the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement between the Company and Blackstone’s affiliates; the failure to obtain the approval of the Company’s stockholders of the proposed transaction or the failure to satisfy any of the other conditions to the completion of the proposed transaction; stockholder litigation in connection with the proposed transaction, which may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; the effect of the announcement of the proposed transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its tenants, vendors and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; the ability to meet expectations regarding the timing and completion of the proposed transaction; and significant transaction costs, fees, expenses and charges. There can be no assurance that the proposed transaction or any other transaction described above will in fact be consummated in the expected time frame, on the expected terms or at all. For further discussion of the factors that could affect outcomes, please refer to the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K filed by the Company with the SEC on February 22, 2022, and subsequent filings by the Company with the SEC. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved. Any forward-looking statement speaks only as of the date on which it is made. Moreover, we assume no obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements, except as required by law. Investors should not place undue reliance upon these forward-looking statements. The Company claims the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

Contacts

Blackstone

Jillian Kary

(212) 583-5379

PS Business Parks

Adeel Khan

(818) 244-8080, Ext 8975

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